UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(Address of principal executive offices)

(813) 228-1111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On December 17, 2021, Tampa Electric Company (“Tampa Electric”) entered into a Credit Agreement (the “Term Loan Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, The Bank of Nova Scotia and the Royal Bank of Canada as Joint Lead Arrangers and Joint Bookrunners, and the following lenders: Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Royal Bank of Canada, and The Bank of Nova Scotia (the “Term Lenders”). The Term Loan Credit Agreement is a 364-day, $500 million senior unsecured term loan credit facility with a maturity date of December 16, 2022.

The Term Loan Credit Agreement contains customary representations and warranties, events of default, and financial and other covenants; and provides for interest to accrue at variable rates based on the London interbank deposit rate plus a margin, or, as an alternative to such interest rate, at an interest rate equal to a margin plus the highest of Wells Fargo bank’s prime rate, the federal funds rate plus 0.50%, or the one-month London interbank deposit rate plus 1.00%.

Also on December 17, 2021, Tampa Electric amended and restated its $800 million bank credit facility, entering into a Seventh Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., MUFG Bank Ltd., Canada Branch, The Bank of Nova Scotia, Morgan Stanley Senior Lending, Inc. and Royal Bank of Canada, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. as Syndication Agent, MUFG Bank, Ltd., Canada Branch, The Bank of Nova Scotia, Morgan Stanley Senior Lending, Inc. and Royal Bank of Canada as Documentation Agents, and the following lenders: Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Royal Bank of Canada, MUFG Bank, Ltd. Canada Branch, The Bank of Nova Scotia, Morgan Stanley Bank, N.A., Truist Bank, Bank of America N.A., Canadian Imperial Bank of Commerce, New York Branch, Bank of Montreal, and The Toronto-Dominion Bank, New York Branch (the “Credit Facility Lenders”). The Revolving Credit Agreement contains customary representations and warranties, events of default, and financial and other covenants; extends the maturity date of the existing credit facility from March 22, 2023 to December 17, 2026; and provides for interest to accrue at variable rates based on the London interbank deposit rate plus a margin, or, as an alternative to such interest rate, at an interest rate equal to a margin plus the highest of Wells Fargo bank’s prime rate, the federal funds rate plus 0.50%, or the one-month London interbank deposit rate plus 1.00%.

The foregoing descriptions of the Term Loan Credit Agreement and Revolving Credit Agreement are qualified in their entirety by reference to the complete text of the Term Loan Credit Agreement and Revolving Credit Agreement, which are filed as Exhibits 10.1 and 10.2 to this Report and incorporated herein by reference.

The Term Lenders and the Credit Facility Lenders are lenders under other credit facilities of Tampa Electric and its affiliates, and affiliates of the Term Lenders and Credit Facility Lenders have in the past provided, and in the future may provide, investment banking, underwriting, lending, commercial banking and other advisory services to Tampa Electric and its affiliates.

Section 2    Financial Information

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9     Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement dated as of December 17, 2021, among Tampa Electric Company, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.2	Seventh Amended and Restated Credit Agreement dated as of December 17, 2021, among Tampa Electric Company, as Borrower, with Wells Fargo Bank, National Association, as Administrative Agent, and the Credit Facility Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021		TAMPA ELECTRIC COMPANY (Registrant)

	By:	/s/ David Schwartz
David E. Schwartz
Vice President – Governance, Associate General Counsel and Corporate Secretary